UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  October 31, 2006


                        Commission File Number 0-14112

                         JACK HENRY & ASSOCIATES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                       Delaware                              43-1128385
    ---------------------------------------------      ----------------------
    (State or other jurisdiction of incorporation         (I.R.S. Employer
                   or organization)                    Identification Number)


                663 Highway 60, P.O. Box 807, Monett, MO 65708
                                (417) 235-6652
        -------------------------------------------------------------
        (Address of principal executive offices and telephone number)


                                     N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

 ITEM 1.01.  Entry into a Material Definitive Agreement

 On October 31, 2006, the stockholders of Jack Henry & Associates, Inc. (the "Company"), acting at their annual meeting, approved the Company's 2006 Employee Stock Purchase Plan (the "Plan"). The summary of the Plan set forth in this Item 1.01 is qualified in its entirety by reference to the Plan, a copy of which is filed as exhibit 10.29 to this Current Report on Form 8-K and incorporated herein by reference. All definitions not otherwise defined in the following summary of the Plan are set forth in the Plan.

 The purpose of the Plan is to provide employees of the Company with an opportunity to purchase shares of the Company's Common Stock, thereby linking the interests of employees and stockholders. One million shares of the Common Stock are authorized for purchase under the Plan. If the number of issued shares of the Common Stock increases or decreases due to a stock split, reverse stock split, stock dividend, combination, reclassification or any other increase or decrease in the number of shares of the Common Stock without receipt of consideration by the Company, the number of shares available for purchase under the Plan, and the price for any shares subject to outstanding options, shall be proportionately adjusted.

 The Plan is administered by the Board of Directors or a committee appointed by the Board which consists of members of the Board. The Board or the committee has full and exclusive discretionary authority to interpret the provisions of the Plan, determine eligibility and adjudicate disputed claims under the Plan.

 Employees of the Company, including employees of the Company's wholly-owned subsidiaries and other subsidiaries as designated by the Board (other than stockholders who, immediately after the grant of any option under the Plan, would own or have the right to acquire 5% or more of the Company's common stock) are eligible to participate under the Plan if (i) their customary employment with the Company is at least twenty hours per week and more than five months in any calendar year, and (ii) they have been employed by the Company for at least one year. Employees' eligibility is determined on the enrollment date for each offering period.

 Offering periods begin on the first trading day which is on or after the 16th day of each calendar month, and end on the last trading day which is on or before the 15th day of the following calendar month. A trading day is a day on which national stock exchanges and the Nasdaq system are open for trading. The Board of Directors can change the duration of offering periods for future offerings at least 15 days prior to the scheduled beginning of the first offering period to be affected.

 Payroll deductions for participants begin on the first payday following the enrollment day. Participants select payroll deduction rates in whole dollar amounts or whole percentage of compensation, not less than $10 per pay period, and not greater than 10% of total W-2 compensation during the pay period. The payroll deduction rate elected by a participant is irrevocable during the offering period, and remains in effect until changed or terminated by the participant. Participants may increase, decrease or discontinue their payroll deductions for subsequent offering periods by filing a change or withdrawal form with the Company at least 10 business days prior to an enrollment date.

 When a participant enrolls in the Plan, the participant receives an option to purchase shares of the Common Stock on the last trading day of the offering period at 95% of the fair market value of the shares on that day. The number of shares a participant will be able to purchase will generally be equal to the payroll deductions during the offering period divided by the purchase price per share and will include fractional shares (to the fourth decimal place). The Plan limits each participant's share purchases in order to stay within the Code's $25,000 per year purchase limitation (based on the fair market value of the shares on the first day of the offering period). The fair market value of the common stock for a given date is equal to the closing sales price (or, if no sales were reported, the closing bid) for the immediately preceding trading day on The Nasdaq Stock Market, as reported in The Wall Street Journal or such other source as the Board deems reliable.

 A participant may terminate participation in the Plan as of the first day of any offering period by filing a change or withdrawal form with the Company. The participant's payroll deductions will continue through the end of the offering period in which the form is filed, and those amounts will be applied to the purchase of shares of the Common Stock in accordance with the terms of the Plan. As soon as administratively practicable thereafter, the participant will receive a stock certificate for the number of whole shares, and a cash payment equal to the fair market value of any fractional share, credited to the participant under the Plan.

 The Board of Directors may amend or terminate the Plan at any time. However, amendments to the Plan to increase the number the number of shares available for purchase require stockholder approval. Generally no changes affecting existing purchase rights may be made without the consent of the affected participants. However, the Board may amend the Plan in the event that the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences.


 ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

 On October 31, 2006, the Board of Directors of the Company approved certain amendments to the Company's Restated and Amended Bylaws. Notice provisions in Sections 2.4 and 3.5 of the Bylaws were amended to reflect changes in the technologies used to deliver notices, and to reflect changes in related Delaware law. Section 3.5 was also amended to clarify the power of the chairman of the board of directors to call special meetings of the board.
 Article VII of the Bylaws was amended to implement a book-entry direct registration system, which allows shares of stock to be owned, reported, and transferred electronically without the need for physical stock certificates. The amendments became effective upon adoption. The Company's Restated and Amended Bylaws, as amended and restated, are attached hereto as Exhibit 3.2 and are incorporated herein by reference.


 ITEM 9.01.  Financial Statements and Exhibits

 (d)   Exhibits.

 Exhibit 3.2 Restated and Amended Bylaws of Jack Henry & Associates, Inc., as amended and restated October 31, 2006

 Exhibit 10.29  Jack Henry & Associates, Inc. 2006 Employee Stock Purchase
                Plan



                                  SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JACK HENRY & ASSOCIATES, INC.
                                    (Registrant)

  Date: November 6, 2006            By:  /s/ Kevin D. Williams
                                    --------------------------
                                    Kevin D. Williams
                                    Chief Financial Officer